EXHIBIT 4.8

EXECUTION VERSION

FIRST AMENDMENT TO CONVERTIBLE NOTE PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO CONVERTIBLE NOTE PURCHASE AGREEMENT (this “First Amendment”) is made as of September 23, 2021, by and among Core Scientific Holding Co., a Delaware corporation (the “Company”), the Guarantors party hereto, the Purchasers party hereto and U.S. Bank National Association, as note agent and as collateral agent for the Secured Parties (in such capacities, the “Agents”).

RECITALS

WHEREAS, the Company has entered into that certain Convertible Note Purchase Agreement, dated as of August 20, 2021 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Purchase Agreement”; capitalized terms used but not otherwise defined herein having the meanings ascribed thereto therein), by and among the Company, the Guarantors from time to time party thereto, the Purchasers from time to time party thereto and the Agents; and

WHEREAS, the Company desires to amend, and the Purchasers party hereto constituting the Required Holders have agree to amend, the Purchase Agreement, on the terms set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, the parties hereto, intending to be legally bound, hereby agree as follows:

1. AMENDMENT. Effective as of the First Amendment Effective Date (as defined below), the Purchase Agreement is hereby amended as follows:

1.1 Section 6.14. Section 6 of the Purchase Agreement is hereby amended by adding the following new Section 6.14 immediately following existing Section 6.13 therein:

“6.14 Filing. The Company shall file, within forty-five (45) days of the closing of the XPDI Transaction (or any other SPAC transaction), a registration statement for a shelf registration on Form S-3 (the “Form S-3 Shelf”), or if the Company is ineligible to use a Form S-3 Shelf, a registration statement for a shelf registration on Form S-1 (the “Form S-1 Shelf”, and together with the Form S-3 Shelf (and any subsequent shelf registration), the “Shelf”), in each case, covering the resale of the equity securities issuable upon conversion of the Notes (determined as of five (5) Business Days prior to such filing) on a delayed or continuous basis. The Company shall use its commercially reasonable efforts to cause the Shelf to become effective under the Securities Act of 1933, as amended, as soon as practicable after the initial filing thereof.”

1.2 Section 8.9. Section 8 of the Purchase Agreement is hereby amended by deleting existing Section 8.9 included therein in its entirety and inserting the following new Section 8.9 in lieu thereof:

“8.9 GreensLedge as Placement Agent. Each Purchaser represents, acknowledges and agrees that: (A) GreensLedge Capital Markets LLC (“GreensLedge”) has acted as the Company’s placement agent for the Securities issued to Purchasers that are institutional investors, (B) such Purchaser is not relying on the advice or recommendations of GreensLedge (including any affiliate, agent, advisor or representative thereof) in connection with such Purchaser’s purchase of Securities, (C) GreensLedge is not acting as (I) an underwriter or initial purchaser with respect to any Securities or (II) a placement agent with respect to any Securities acquired by Purchasers that are non-institutional investors, (D) GreensLedge has no responsibility with respect to any marketing or other disclosure documents relating to the Securities (or the completeness of any thereof) furnished to such Purchaser, (E) GreensLedge has not made, and will not make, any representation or warranty with respect to the Company or any Securities (and such Purchaser will not rely on any statements made by GreensLedge, orally or in writing, to the contrary), (F) GreensLedge and/or any affiliate or employee thereof may purchase or otherwise invest in the Securities and (G) GreensLedge is an express third-party beneficiary of the provisions of this Section 8.9.”

2. CONDITIONS PRECEDENT. This First Amendment shall become effective on the date (the “First Amendment Effective Date”) on which the Company shall have received counterparts of this First Amendment duly executed by each party hereto.

3. MISCELLANEOUS.

3.1 Effect of Agreement. Except as set forth expressly herein, all terms of the Purchase Agreement, as amended hereby, and the other Note Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the parties hereto. This Amendment shall constitute a “Note Document” for all purposes of the Purchase Agreement.

3.2 Entire Agreement. This Note and the other Note Documents constitute the entire contract among the parties hereto regarding to the subject matters addressed herein and supersede any and all previous agreements, negotiations, and discussions, oral or written, by the parties regarding the subject matters addressed herein.

3.3 Successors and Assigns. The terms and conditions of this First Amendment shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

3.4 Expenses, Governing Law, Etc. This First Amendment is subject to the provisions of Section 10.2 (Governing Law), Section 10.3 (Jurisdiction and Venue), Section 10.4 (Waiver of Jury Trial) and Section 10.10(a) (Expenses and Indemnification) of the Purchase Agreement, which are by this reference incorporated herein in full, mutatis mutandis. U.S. Bank National Association is entering into this First Amendment solely in its capacity as Note Agent and Collateral Agent pursuant to the direction from the Required Holders. In acting hereunder, the Agents shall be entitled to all of the rights, privileges and immunities of the Agents in acting hereunder, including without limitation the obligations of the Holders pursuant to Section 9.3 and Section 9.6 of the Purchase Agreement.

3.5 Counterparts. This First Amendment may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute a single contract. Any counterpart of a signature page to this First Amendment may be delivered by facsimile, electronic mail (including “.pdf” or “.tif”) or by means of an electronic signature complying with the Electronic Signatures in Global and National Commerce Act, the New York Electronic Signature and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. The Grantors agree to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Note Agent, including without limitation the risk of the Note Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first written above.

CORE SCIENTIFIC HOLDING CO.

By:	/s/ Michael Trzupek
Name: Michael Trzupek
Title: Chief Executive Officer

CORE SCIENTIFIC, INC.

By:	/s/ Michael Trzupek
Name: Michael Trzupek
Title: Chief Executive Officer

AMERICAN PROPERTY ACQUISITION, LLC

By:	/s/ Michael Trzupek
Name: Michael Trzupek
Title: Chief Executive Officer

AMERICAN PROPERTY ACQUISITIONS I, LLC

By:	/s/ Michael Trzupek
Name: Michael Trzupek
Title: Chief Executive Officer

AMERICAN PROPERTY ACQUISITIONS VII, LLC

By:	/s/ Michael Trzupek
Name: Michael Trzupek
Title: Chief Executive Officer

BLOCKCAP, INC.

By:	/s/ Michael Trzupek
Name: Michael Trzupek
Title: Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION, AS NOTE AGENT AND AS COLLATERAL AGENT

By:	/s/ Joshua A. Hahn
Name: Joshua A. Hahn
Title: Vice President

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Eric Partlan
Name: Eric Partlan
Title: Head of Portfolio Management

CRYPTONIC BLACK, LLC

By:	/s/ Jennifer LaFrance
Name: Jennifer LaFrance
Title: Manager

FIRST SUN INVESTMENTS, LLC

By:	/s/ Brent Berge
Name: Brent Berge
Title: Manager

/s/ Douglas Lipton
Douglas Lipton

APOLLO TACTICAL VALUE SPN INVESTMENTS, L.P.

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

APOLLO CENTRE STREET PARTNERSHIP, L.P.

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

APOLLO LINCOLN FIXED INCOME FUND, L.P.

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

APOLLO MOULTRIE CREDIT FUND, L.P.

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

BLOCKFI LENDING LLC

By:	/s/ Rene van Kesteren
Name: Rene van Kesteren
Title: Head of Institutions

WOLFSWOOD PARTNERS LP

By:	/s/ Jason Comerchero
Name: Jason Comerchero
Title: Managing Member